Exhibit 99.1

ENDURANCE ANNOUNCES PROPOSED OFFERING OF

$350 MILLION OF SENIOR UNSECURED NOTES

BURLINGTON, MA (January 26, 2016) — Endurance International Group Holdings, Inc. (“Endurance” or the “Company”) (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today announced a proposed offering of $350 million aggregate principal amount of senior unsecured notes due 2024 (the “Notes”) to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-United States persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. Endurance intends to use the proceeds from the proposed offering for the previously announced proposed acquisition of Constant Contact, Inc. (“Constant Contact”). The Notes are expected to be issued by Endurance’s subsidiary, EIG Investors Corp., and fully and unconditionally guaranteed on a senior unsecured basis by Endurance and substantially all of EIG Investors Corp.’s wholly owned domestic subsidiaries that also are guarantors under EIG Investors Corp.’s existing credit agreement. Upon consummation of the acquisition of Constant Contact, Constant Contact and substantially all of Constant Contact’s domestic wholly owned subsidiaries would also fully and unconditionally guarantee the Notes on a senior unsecured basis.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary statement concerning forward-looking information

This press release includes “forward-looking statements” that involve risks and uncertainties within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected acquisition of Constant Contact, the offering of the Notes and the intended use of proceeds of the Notes. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “propose,” “intend,” “will,” “expect” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these expectations will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, uncertainties as to the timing of the contemplated transaction; the possibility that Endurance may not receive financing on the terms expected; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived; the risk that stockholder litigation or other legal proceedings in connection with the contemplated transaction may affect the occurrence of the contemplated transaction; and other risks and uncertainties discussed in Endurance’s filings with the SEC, including the “Risk Factors” sections of Endurance’s most recent Quarterly Report on Form 10-Q for the period ended September 30, 2015 and most recent Annual Report on Form 10-K for the year ended December 31, 2014. You can obtain copies of Endurance’s filings with the SEC for free at the SEC’s website (www.sec.gov). Endurance does not assume any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group is a publicly traded (NASDAQ: EIGI) technology company that helps power small and medium-sized businesses online. Through its proprietary cloud platform, Endurance provides web presence solutions including web hosting, eCommerce, eMarketing and mobile business tools to approximately 4.5 million subscribers around the globe. The company’s world-class family of brands includes Bluehost, HostGator, iPage, Domain.com, A Small Orange, MOJO Marketplace, BigRock and ResellerClub, among others. Headquartered in Burlington, Massachusetts, Endurance employs more than 2,500 people across the United States in Utah, Texas, Washington and Arizona and in the United Kingdom, India, Israel and Brazil.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Endurance Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Endurance Press Contact:

Dani LaSalvia

Endurance International Group

(781) 852-3212

press@endurance.com

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